Exhibit 10.3

SHARE SALE AGREEMENT

This SHARE SALE AGREEMENT (the “Agreement”), dated as of October 12, 2010 by and among Bright Elite Management Limited (“Transferor”), and Starr Investments Cayman II, Inc., a company organized with limited liability under the laws of the Cayman Islands (“Transferee”).

WHEREAS, the Transferors have agreed to sell an aggregate of 500,000 shares of common stock of China MediaExpress Holdings, Inc. (the “Company”) to the Transferee, for good and valuable consideration as described below.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
Purchase and Sale

Section 1.  Transfer of the Founder Shares.  (a) Transferor hereby transfers (the “Transfer”) to Transferee such number of shares of the Company’s common stock (the “Shares”) set forth on Annex A hereto opposite its name against the simultaneous delivery by wire transfer to an account previously specified in writing by Transferor to Transferee of the consideration specified in such Annex A.

(b)           Transferor shall cause Company’s transfer agent, Continental Stock Transfer & Trust Company (“CST”) to (i) irrevocably transfer to Transferee the Shares and (ii) provide written evidence satisfactory to Transferee and its counsel of the occurrence of (i), above.

ARTICLE 2
Representations and Warranties of Transferor

Transferor represents and warrants to Transferee as of the date hereof that:

Section 2.01.  Authority. Transferor has full legal right, power and authority to enter into and perform its obligations under this Agreement and to transfer the Shares under this Agreement. This Agreement has been validly authorized, executed and delivered by Transferor and, assuming the due authorization, execution and delivery thereof by Transferee, is a valid and binding agreement of Transferor, enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Transferor does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Transferor is a party which would prevent Transferor from performing or materially delay or materially impair the ability of Transferor to perform its obligations hereunder or (ii) any law, statute, rule or regulation to which Transferor is subject.

Section 2.02. Ownership of Shares. Transferor is the legal and beneficial owner of the Shares, free and clear of any liens, claims, security interests, options, charges or any other encumbrance, limitation or restriction whatsoever. The Shares are duly authorized, validly issued, fully paid and nonassessable. None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares. Upon the sale and transfer of the Shares, and payment therefor, in accordance with the provisions of this Agreement, assuming that Transferee does not have notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”), to such Shares and obtains “control” of such Shares within the meaning of Section 8-106 of the UCC, (i) Transferee shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, and (ii) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Transferee with respect to such Shares.

Section 2.03. Governmental Consents. No consent, approval, license or authorization of or designation, declaration, or filing with, any federal, state, or local governmental authority on the part of Transferor is required in connection with the consummation of the transitions contemplated by this Agreement.

Section 2.04. Sophisticated Investor; Information. Transferor is an informed and sophisticated investor, and has engaged expert advisors, experienced in transactions of the type contemplated by this Agreement. Transferor further represents that it has been furnished by the Company with, and has evaluated, all information it deems necessary, desirable and appropriate to evaluate the merits and risks of the transactions contemplated herein and has received such legal and financial other advice as deemed to be necessary, desirable and appropriate to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. In evaluating the suitability of the transactions contemplated herein, Transferor has not relied upon any representations or information whether oral or written made by or on behalf of Transferee other than the representations and warranties of the Transferee expressly set forth in this Agreement. Transferor acknowledges that (i) Transferee or its affiliates or agents currently may have, and later may come into possession of, information with respect to the Company that is not known to Transferor and that may be material to a decision to sell the Shares (“Transferor Excluded Information”), (ii) Transferor has determined to sell the Shares notwithstanding its lack of knowledge of the Transferor Excluded Information and (iii) none of Transferee or its affiliates or agents shall have any liability to Transferor, and Transferor waives and releases any claims that it might have against Transferee or its affiliates or agents whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Transferor Excluded Information in connection with the sale of the Shares and the transactions contemplated by this Agreement. Transferor understands that Transferee and its affiliates and agents will rely on the accuracy and truth of the foregoing representations, and Transferor hereby consents to such reliance.

Transferor understands and acknowledges that, in effecting the transactions contemplated by this Agreement, the Transferee will rely on the representations and warrants contained in this Section 2.

Section 2.05.Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Transferor or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Transferee or any of its Affiliates.

Section 2.06. No Legal Advice from Transferee. Transferor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Transferor’s own legal counsel and investment and tax advisors. Transferor is not relying on any statements or representations of Transferee or any of their representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Agreement.

Section 2.07. Transfer Taxes. Transferor understands that Transferor (and not Transferee) shall be responsible for any and all tax liabilities of Transferor that may arise as a result of the transactions contemplated by this Agreement.

ARTICLE 3
Representations and Warranties of Transferee

Transferee represents and warrants to Transferors as of the date hereof that:

Section 3.01. Authorization. Transferee has full legal right, power and authority to enter into and perform its obligations under this Agreement and to purchase the Shares under this Agreement. This Agreement has been validly authorized, executed and delivered by Transferee and assuming the due authorization, execution and delivery thereof by Transferor, is a valid and binding agreement of Transferee, enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Transferee does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Transferee is a party which would prevent Transferee from performing or materially delay or materially impair the ability of Transferee from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Transferee is subject.

Section 3.02. Sophisticated Buyer; Information. Transferee is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the Transfer and is an “accredited investor” within the meaning of Rule 501(a) promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Transferee further represents that it has been furnished by the Company with, and has evaluated, all information it deems necessary, desirable and appropriate to evaluate the merits and risks of the transactions contemplated herein and has received such legal and financial other advice as deemed to be necessary, desirable and appropriate to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. In evaluating the suitability of the transactions contemplated herein, Transferee has not relied upon any representations or information whether oral or written made by or on behalf of Transferor other than the representations and warranties of the Transferor expressly set forth in this Agreement. Transferee acknowledges that (i) Transferor or its affiliates or agents currently may have, and later may come into possession of, information with respect to the Company that is not known to Transferee and that may be material to a decision to purchase the Shares (“Transferee Excluded Information”), (ii) Transferee has determined to buy the Shares notwithstanding its lack of knowledge of the Transferee Excluded Information and (iii) none of Transferor or its affiliates or agents shall have any liability to Transferee and Transferee waives and releases any claims that it might have against Transferor or its affiliates or agents whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Transferee Excluded Information in connection with the purchase of the Shares and the transactions contemplated by this Agreement. Transferee understands that Transferor and its affiliates and agents will rely on the accuracy and truth of the foregoing representations, and Transferee hereby consents to such reliance.

Section 3.03. No Legal Advice from Transferor. Transferee acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Transferee’s own legal counsel and investment and tax advisors. Transferee is not relying on any statements or representations of the Transferor or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Agreement.

Section 3.04.  Transfer Taxes.  Transferee understands that Transferee (and not Transferor) shall be responsible for any and all tax liabilities of Transferee that may arise as a result of the transactions contemplated by this Agreement.

Section 3.05.  Restrictions on Transfer.  Transferee acknowledges and understands the Shares have not been registered under the Securities Act, and, if in the future the Transferee decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any available other exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction.  Absent registration or an available exemption from registration, Transferee agrees that it will not resell the Shares and acknowledges that certificates representing the Shares shall bear a legend to the foregoing effect.

ARTICLE 5
Miscellaneous

Section 5.01.  Further Assurances.  Transferor and Transferee will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use it reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law, to consummate and make effective the transactions contemplated by this Agreement.  Transferor further agrees that the Investor shall be entitled to the customary demand registration rights, piggy-back registration rights and other rights (as set out under the Registration Rights Agreement dated January 28, 2010 by and among the Company and the Transferee) with respect to the Shares, and shall cooperate with Transferee in its exercise of such rights.

Section 5.02.   Amendments.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.

Section 5.03   Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

Section 5.04.  Governing Law.  This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of Delaware.  Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall, to the fullest extent applicable, be brought and enforced first in the Delaware Chancery Court, then to such other court in the State of Delaware as appropriate and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 5.05.  Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts and delivered by facsimile, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

TRANSFEROR

BRIGHT ELITE MANAGEMENT LIMITED

By:	/s/ Qing Ping Lin
Name: Qing Ping Lin
Title: Sole Director

TRANSFEREE

STARR INVESTMENTS CAYMAN II, INC.

By:	/s/ Dorothy Ying Dong
Name: Dorothy Ying Dong
Title:

ANNEX A

Transferor	Number of Shares	Aggregate Purchase Price

Bright Elite Management Limited	500,000	$9 per share